UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2007 (April 19, 2007)

ACG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On April 19, 2007, (a) American Color Graphics, Inc. (“Graphics”) entered into Employment Agreements with Stephen M. Dyott, Chairman and Chief Executive Officer of Graphics, Kathleen A. DeKam, President of Graphics, and Patrick W. Kellick, Senior Vice President, Chief Financial Officer and Secretary of Graphics, amending and restating prior agreements with each of them, (b) Retention Bonus Agreements with five other key employees of Graphics (under which such key employees would receive aggregate retention bonuses of $430,000), and (c) ACG Holdings, Inc. (“Holdings”) granted all the remaining 7,973.75 unallocated options to acquire common stock of Holdings under the ACG Holdings, Inc. Common Stock Option Plan to 15 key employees. A copy of each Employment Agreement, a copy of the form of such Retention Bonus Agreements and Stock Option Agreements are attached hereto as Exhibits 10.2, 10.4, 10.6, 10.24 and 10.25.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     The following exhibits are filed herewith:

Exhibit Number	Description
10.2	Employment Agreement dated as of April 19, 2007, among Graphics, Holdings and Stephen M. Dyott.

10.4	Employment Agreement dated as of April 19, 2007, among Graphics, Holdings and Patrick W. Kellick.

10.6	Employment Agreement dated as of April 19, 2007, among Graphics, Holdings and Kathleen A. DeKam.

10.24	Retention Bonus Agreement (form) dated as of April 19, 2007, between Graphics and employee.

10.25	Stock Option Agreement (form) dated as of April 19, 2007, between Holdings and grantee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
	By:	/s/ Patrick W. Kellick
Patrick W. Kellick
Dated: April 20, 2007		SENIOR VICE PRESIDENT CHIEF FINANCIAL OFFICER

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